Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-233873 and 333-236477) of InMode Ltd. of our report dated February 10, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 10, 2021	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited